Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax HuntonAK.com

August 5, 2020

HighPeak Energy, Inc. 421 W. 3rd Street, Suite 1000 Fort Worth, Texas 76102

Re: HighPeak Energy, Inc. Registration Statement on Form S-4/S-1.

Ladies and Gentlemen:

We have acted as special counsel to HighPeak Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4/S-1 (Registration No. 333-235313), initially filed with the United States Securities and Exchange Commission (the “SEC”) on December 2, 2019, subsequently amended by Amendment No. 1 thereto filed with the SEC on January 10, 2020, subsequently amended by Amendment No. 2 thereto filed with the SEC on May 13, 2020, subsequently amended by Amendment No. 3 on Form S-4 thereto and Form S-1 filed with the SEC on July 2, 2020, subsequently amended by Amendment No. 4 on Form S-4 thereto and Amendment No. 1 on Form S-1 thereto filed with the SEC on July 27, 2020, subsequently amended by Amendment No. 5 on Form S-4 thereto and Amendment No. 2 on Form S-1 thereto filed with the SEC on August 3, 2020 and subsequently amended by Amendment No. 6 on Form S-4 thereto and Amendment No. 3 on Form S-1 thereto filed with the SEC on August 5, 2020 relating to (i) a Business Combination Agreement (as may be amended from time to time, including as amended on June 12, 2020, July 1, 2020 and July 24, 2020, the “Business Combination Agreement”), dated May 4, 2020, by and among (a) Pure Acquisition Corp., a Delaware corporation (“Pure”), (b) the Company, (c) Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HighPeak Energy, (d) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), (e) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), (f) HighPeak Energy III, LP, a Delaware limited partnership, (g) HPK Energy, LLC, a Delaware limited liability company and the general partner of HPK Energy, LP, a Delaware limited partnership, and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“HighPeak Acquisition”), and (h) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, (ii) a Contingent Value Rights Agreement (as may be amended from time to time, the “Contingent Value Rights Agreement”), dated prior to or in connection with the closing of the business combination (as defined herein), by and among (a) the Company, (b) HighPeak Acquisition, (c) HighPeak I, (d) HighPeak II, and (e) Continental Stock Transfer & Trust Company, as rights agent, (iii) an Amendment and Assignment to Warrant Agreement (as may be amended from time to time, the “Warrant Amendment and Assignment”), dated prior to the closing of the business combination (as defined herein), by and among (a) the Company, (b) Pure, and (c) Continental Stock Transfer & Trust Company, as transfer agent, of that certain Warrant Agreement, dated April 12, 2018, by and between (a) Pure and (b) Continental Stock Transfer & Trust Company, as transfer agent (the “Warrant Agreement”), (iv) an Amended and Restated Forward Purchase Agreement (as may be amended from time to time, the “A&R Forward Purchase Agreement”), dated July 24, 2020, by and among (a) the Company, (b) each party designated as a Purchaser on the signature page thereto, (c) HighPeak Energy Partners, LP, a Delaware limited partnership (“HPEP I”), and (d) solely for the limited purposes specified therein, Pure, of that certain Forward Purchase Agreement, dated April 12, 2018, by and between (a) HPEP I and (b) Pure and (iv) the transactions contemplated thereby (collectively, the “business combination”). Such registration statement, as so amended, being referred to herein as the “Registration Statement.”

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON    BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES
MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

HighPeak Energy, Inc.
August 5, 2020

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance of each of the following by the Company: (i) up to 10,012,629 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issuable as a component of the merger consideration upon the completion of a merger (the “Merger”) contemplated as part of the business combination involving Pure; (ii) 10,823,629 Contingent Value Rights (“CVRs”) issuable upon completion of the Merger as a component of the merger consideration and the resale of CVRs issued as a component of the forward purchase units in the private placement pursuant to the A&R Forward Purchase Agreement; (iii) warrants to purchase 11,152,517 shares of Common Stock based on the maximum number of Pure’s public warrants that will become warrants of the Company in connection with the business combination and the related assignment to Pure’s existing Warrant Agreement (“HighPeak Warrants”), warrants being issued as a component of the merger consideration and the resale of warrants issued as a component of the forward purchase units in the private placement pursuant to the A&R Forward Purchase Agreement; (iv) 11,152,517 shares of Common Stock subject to issuance upon exercise of the HighPeak Warrants; (v) 23,000,212 shares of Common Stock subject to issuance in settlement of the CVRs upon their maturity; and (vi) the resale of 5,811,000 shares of Common Stock that are issuable as a component of the forward purchase units in the private placement pursuant to the A&R Forward Purchase Agreement (the shares of Common Stock and the CVRs so registered together with the HighPeak Warrants, collectively the “Securities”).

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the forms of each of the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company, (ii) the Business Combination Agreement, (iii) the Contingent Value Rights Agreement, (iv) the Warrant Amendment and Assignment and (v) the A&R Forward Purchase Agreement, in each case, filed as an exhibit to the Registration Statement, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents.

HighPeak Energy, Inc.
August 5, 2020

We have also assumed that (a) the Pure stockholders will approve and adopt the Business Combination Agreement and the consummation of the business combination as contemplated thereby, (b) all Securities issued pursuant to the business combination will be issued in the manner described in the proxy statement/prospectus included in the Registration Statement and in accordance with the terms of the Business Combination Agreement, the Contingent Value Rights Agreement, the Warrant Amendment and Assignment and the A&R Forward Purchase Agreement, (c) all such Securities will be duly registered, as applicable, by the registrar for the Securities in the stock register maintained by such registrar and (d) prior to the issuance of any such Securities, the amended and restated certificate of incorporation of the Company will be filed with the Secretary of State of the State of Delaware in the form thereof filed as an exhibit to the Registration Statement and the amended and restated bylaws of the Company will be duly adopted in the form thereof filed as an exhibit to the Registration Statement.

Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and, (i) when issued in accordance with the terms of the Business Combination Agreement, (a) the Common Stock to be issued as a component of (I) the merger consideration and (II) the forward purchase units in the private placement pursuant to the A&R Forward Purchase Agreement will be validly issued, fully paid and nonassessable, (b) the HighPeak Warrants (I) constituting Pure’s public warrants that will become HighPeak Warrants in connection with the business combination pursuant to the Warrant Agreement and the Warrant Amendment and Assignment, (II) to be issued as a component of the merger consideration and (III) to be issued as a component of the forward purchase units in the private placement pursuant to the A&R Forward Purchase Agreement will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrant Agreement and the Warrant Amendment and Assignment, and (c) the Common Stock subject to issuance upon exercise of the HighPeak Warrants referred to in clause (i)(b) above will, when issued, be validly issued, fully paid and nonassessable; and (ii) when issued in accordance with the terms of the Business Combination Agreement and the Contingent Value Rights Agreement, including when issued as a component of the forward purchase units in the private placement pursuant to the A&R Forward Purchase Agreement, (a) the CVRs will be validly issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company, in accordance with the terms of the Contingent Value Rights Agreement, and (b) the Common Stock subject to issuance in settlement of the CVRs upon their maturity will be validly issued, fully paid and nonassessable.

HighPeak Energy, Inc.
August 5, 2020

Our opinion that any document or Security is a valid and legally binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP